SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – April 24, 2008

LOCKHEED MARTIN CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	1-11437	52-1893632
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6801 Rockledge Drive, Bethesda, Maryland	20817
(Address of principal executive offices)	(Zip Code)

(301) 897-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02	Compensatory Arrangements of Certain Officers.

As disclosed in Item 8.01 below, the Corporation’s stockholders approved a proposal to authorize shares and extend approval of performance goals for the 2003 Incentive Performance Award Plan. Stockholders also approved the 2009 Directors Equity Plan. Descriptions of both plans are set forth in the Corporation’s definitive proxy statement for the 2008 Annual Meeting of Stockholders filed on Schedule 14A with the SEC on March 14, 2008. The 2003 Incentive Performance Award Plan and the 2009 Directors Equity Plan are each incorporated by reference from the Corporation’s definitive proxy statement as noted in Item 9.01 below.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws.

As disclosed in Item 8.01 below, the Corporation’s stockholders approved a proposal to amend the Corporation’s charter to implement simple majority voting, other than for those matters for which Maryland law requires a higher vote. Effective upon amendment of the charter, the Corporation’s Board of Directors also amended the Corporation’s bylaws. Copies of the articles of amendment to the charter and the bylaws as amended are attached as Exhibits 3.1 and 3.2, respectively, to this report and are incorporated herein by reference. Descriptions of the amendments to the Charter and the Bylaws are set forth on pages 68 to 70 of the Corporation’s definitive proxy statement for the 2008 Annual Meeting of Stockholders filed on Schedule 14A with the SEC on March 14, 2008. The articles of amendment to the charter and the amended bylaws became effective upon filing of the articles of amendment on April 25, 2008 with the State Department of Assessments and Taxation of the State of Maryland.

Item 8.01.	Other Events.

Lockheed Martin Corporation held its Annual Meeting of Stockholders on April 24, 2008. Of the 404,972,360 shares outstanding and entitled to vote, 371,823,160 shares were represented at the meeting, or a 91.81 % quorum. During the meeting, the stockholders voted on the following matters and:

Proposal 1 – Election of Directors

•

Elected the following thirteen individuals to the Board of Directors to serve as directors until the Annual Meeting of Stockholders in 2009 and until their successors have been duly elected and qualified:

	Votes Cast For	Votes Withheld
E. C. “Pete” Aldridge, Jr.	359,318,911	12,504,249
Nolan D. Archibald	273,654,849	98,168,311
David B. Burrett	360,972,897	10,850,263
James O. Ellis, Jr.	358,976,807	12,846,353
Gwendolyn S. King	354,477,893	17,345,267
James M. Loy	348,566,062	23,257,098
Douglas H. McCorkindale	358,869,064	12,954,096
Joseph W. Ralston	347,998,974	23,824,186
Frank Savage	335,157,288	36,665,872
James M. Schneider	358,090,739	13,732,421
Anne Stevens	358,142,352	13,680,808
Robert J. Stevens	359,937,898	11,885,262
James R. Ukropina	335,539,106	36,284,054

Proposal 2 – Ratification of Appointment of Independent Auditors

•

Ratified the appointment of Ernst & Young LLP as the Corporation’s independent auditors for the year ended December 31, 2008. There were 358,940,840 votes for the appointment, 9,273,832 votes against the appointment, and 3,608,488 abstentions.

Proposal 3 – To Amend the Charter to Provide for “Simple” Majority Voting

•	Approved the proposal to amend the Charter to provide for “simple” majority voting. There were 342,700,415 votes for the proposal, 24,646,496 votes against the proposal, and 4,476,249 abstentions.

Proposal 4 – To Amend the Charter to Delete Article XIII, Approval of Certain Transactions and Other Matters

•

Rejected the proposal to amend the Charter to delete Article XIII which required at least 80%. There were 293,339,559 votes for the proposal, 44,516,258 votes against the proposal, 6,354,506 abstentions and 27,612,837 broker non-votes.

Proposal 5 – To Authorize Shares and Extend Approval of Performance Goals for the 2003 Incentive Performance Award Plan

•

Approved the proposal to authorize shares and extend approval of performance goals for the 2003 Incentive Performance Award Plan. There were 217,461,939 votes for the proposal, 121,818,395 votes against the proposal, 4,929,989 abstentions and 27,612,837 broker non-votes.

Proposal 6 – To Adopt the 2009 Directors Equity Plan

•

Approved the proposal to adopt the 2009 Directors Equity Plan. There were 306,056,251 votes for the proposal, 32,523,301 votes against the proposal, 5,630,771 abstentions and 27,612,837 broker non-votes.

Proposal 7 – Stockholder Proposal by Evelyn Y. Davis

•

Rejected a stockholder proposal that recommended that the Board of Directors identify in future proxy statements the executive officers who receive in excess of $500,000 annually as a base salary. There were 21,311,894 votes for the proposal, 316,430,175 votes against the proposal, 6,468,254 abstentions and 27,612,837 broker non-votes.

Proposal 8 – Stockholder Proposal by The Sisters of Mercy of the Americas, Regional Community of Detroit Charitable Trust and Other Groups

•

Rejected a stockholder proposal that recommended the Corporation provide to stockholders a report on Lockheed Martin’s depleted uranium and other nuclear weapons related involvement. There were 27,578,414 votes for the proposal, 255,880,614 votes against the proposal, 60,751,295 abstentions and 27,612,837 broker non-votes.

Proposal 9 – Stockholder Proposal by John Chevedden

•

Rejected a stockholder proposal that recommended stockholders be given the opportunity to vote on an advisory management resolution in the proxy statement to approve the compensation to the named executive officers. There were 142,755,639 votes for the proposal, 169,423,098 votes against the proposal, 32,031,585 abstentions and 27,612,837 broker non-votes.

Item 9.01.	Exhibits.

Exhibit No.	Description
3.1	Articles of Amendment to Charter of Lockheed Martin Corporation

3.2	Bylaws of Lockheed Martin Corporation, as amended April 25, 2008

10.1	Lockheed Martin Corporation Amended and Restated 2003 Incentive Performance Award Plan, as amended and restated April 24, 2008 (incorporated by reference from Appendix D to the Corporation’s definitive proxy statement on Schedule 14A with the SEC on March 14, 2008).

10.2	Lockheed Martin Corporation 2009 Directors Equity Plan (incorporated by reference from Appendix E to the Corporation’s definitive proxy statement on Schedule 14A with the SEC on March 14, 2008).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOCKHEED MARTIN CORPORATION

/s/ David A. Dedman
David A. Dedman
Vice President and Associate General Counsel

April 25, 2008

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